UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

                           HIENERGY TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)


        Delaware                      0 - 32093                91-2022980
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)

                               1601B Alton Parkway
                            Irvine, California 92606
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  949.757.0855

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

"Wells Notice" and Requests for Information from SEC

      On July 8, 2004, the Registrant issued a press release to report that it had received a "Wells Notice" and written requests for information from the SEC. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Demonstration of the CarBomb Finder device in Turkey

      On June 28 and 29, 2004, the Registrant demonstrated its prototype device, the CarBomb Finder, during the NATO Summit in Istanbul, Turkey at the invitation of the Criminal Division of the Turkish Ministry of the Interior. The demonstration took place in Istanbul on the grounds of the NATO conference. Security representatives of the Turkish government participated in the demonstration. To the Registrant's knowledge, they placed test explosives in some of the vehicles used for the demonstration. The CarBomb Finder device detected one of these test explosives in a known vehicle, which was never programmed into the device. The Registrant believes that the Turkish police officers in charge of security for the NATO Summit were impressed with the performance of the CarBomb Finder. Although no CarBomb Finder devices have been sold to date, the Registrant believes that interest in the CarBomb Finder is encouraging. While the Registrant's technical team was in Turkey, it tested the CarBomb Finder device around high rise buildings and other developments at the invitation of private real estate developers. Based on the Registrant's experience in Turkey, it has made minor modifications to the CarBomb Finder, which is scheduled for demonstration in Spain on July 12, 2004.

Demonstration of the CarBomb Finder device in Spain

      The date for the previously disclosed demonstration of the CarBomb Finder device in Spain has been rescheduled from July 8, 2004 to July 12, 2004.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits. The following exhibit is filed as part of this report.

            99.1  Press release of HiEnergy Technologies, Inc. dated July 8,
                  2004.

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 8, 2004    HIENERGY TECHNOLOGIES, INC.


                        By:    /s/ Bogdan C. Maglich
                               -------------------------------------------------
                       Name:   Bogdan C. Maglich
                      Title:   Chief Executive Officer, Chairman of the Board,
                               President, Chief Scientific Officer and Treasurer

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                                  EXHIBIT INDEX

Exhibit
Number         Description

 99.1          Press release of HiEnergy Technologies, Inc. dated July 8, 2004.